EXBIBIT 99.3


                         NOTICE OF GUARANTEED DELIVERY

                                      For
                           Tender of All Outstanding
                  10 1/4% Senior Subordinated Notes Due 2008
                                In Exchange For
              Series B 10 1/4% Senior Subordinated Notes Due 2008
                                      of

                        FRANK'S NURSERY & CRAFTS, INC.


     Registered holders of outstanding 10 1/4% Senior Subordinated Notes due 2008 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of new 10 1/4% Senior Subordinated Notes due 2008 (the "Exchange Notes") and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bankers Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer Guaranteed Delivery Procedures" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                             BANKERS TRUST COMPANY

             By Hand:                                By Mail:
       Bankers Trust Company            (insured or registered recommended)
 Corporate Trust and Agency Group           BT Services Tennessee, Inc.
   Receipt and Delivery Window                  Reorganization Unit
       123 Washington Street                      P.O. Box 292737
            First Floor                      Nashville, TN  37229-2737
     New York, New York 10006

       By Overnight Express:
   BT Services Tennessee, Inc.
 Corporate Trust and Agency Group
       Reorganization Unit
     648 Grassmere Park Road
       Nashville, TN  37211

                                 By Facsimile:
                                (615) 835-3701
                       (For Eligible Institutions Only)

                                 By Telephone:
                                (800) 735-7777


Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
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This Notice of Guaranteed Delivery is not to be used to guarantee signatures.
If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated _______ __, 1998 of Frank's Nursery & Crafts, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.


                      DESCRIPTION OF SECURITIES TENDERED

Name and address of
registered holder as it
appears on the 10 1/4%
Senior Subordinated
Notes due 2008 ("Old
Notes")                   Certificate Number(s)    Principal Amount of
(Please Print)            of Old Notes Tendered    Old Notes Tendered

----------------------   -----------------------   -------------------

----------------------   -----------------------   -------------------

----------------------   -----------------------   -------------------

----------------------   -----------------------   -------------------

----------------------   -----------------------   -------------------

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (Not to be used for signature guarantee)


     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date.

Name of Firm:________________________   ________________________________
                                        (Authorized Signature)

Address:_____________________________   Title:__________________________

_____________________________________   Name:___________________________
                          (Zip Code)         (Please type or print)

Area Code and Telephone Number:         Date:___________________________


_____________________________________


     NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.